Exhibit 10.2

FORMULA FOR DETERMINING 2014 TARGET PERFORMANCE SHARE UNIT
AWARDS TO BE ISSUED TO NAMED EXECUTIVE OFFICERS
The target number of performance share units to be issued to each Named Executive Officer listed below for 2014 will be determined in accordance with the following formula:

2014 Target Number PSU Awards	=	Base Salary as of 1/1/14	x	Long‑Term Incentive Target listed below
Average closing price of Ameren Corporation Common Stock on The New York Stock Exchange for each trading day in December 2013

NAMED EXECUTIVE OFFICER	LONG-TERM INCENTIVE TARGET AS PERCENT OF BASE SALARY
Voss	325%
Lyons	175%
Baxter	175%
Sullivan	N/A1
Naslund	150%
Nelson	160%

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1 Mr. Sullivan’s employment with the Company terminated as of December 2, 2013 and, accordingly, he did not receive a 2014 PSUP award.